QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.18

CONSENT OF A. NGLILAZI

The undersigned hereby consents to reference to the undersigned's name included or incorporated by reference in the Registration Statement on Form F-10 being filed by IAMGOLD Corporation under the United States Securities Act of 1933, as amended, in connection with (1) the mineral resource estimates for the Sadiola Gold Mine in Mali; and (2) the mineral resource estimates for the Yatela Gold Mine in Mali, and to all other references to the undersigned's name included or incorporated by reference in such Registration Statement.

Date: March 9, 2009

/s/ ARIMON NGLILAZI Name: Arimon Nglilazi Title: Senior Evaluation Geologist Company: AngloGold Ashanti

QuickLinks

  Exhibit 5.18
CONSENT OF A. NGLILAZI